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                                                               Exhibit 23.1
                      CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Foodmaker, Inc.:


We consent to incorporation by reference in the registration statement
No. 33-50934 on Form S-3 of Foodmaker, Inc. and in registration statement Nos. 33-67450, 33-54602 and 33-51490 on Form S-8 of Foodmaker, Inc. of our report dated March 15, 1995, except as to the ninth paragraph of note 10 to the consolidated financial statements which is as of March 24, 1995, relating to the consolidated balance sheet of Family Restaurants, Inc. and its subsidiaries as of December 25, 1994, and the related statements of operations, common stockholders' deficit and cash flows, and related financial statment schedule for the one month ended January 26, 1994 (Predecessor Company) and the eleven months ended December 25, 1994 (Successor Company), which report appears in the December 25, 1994 annual report on Form 10-K of Family Restaurants, Inc. and subsidiaries. Our report refers to a change in the method of financial statement reporting.





                                               KPMG PEAT MARWICK LLP






Orange County, California
April 10, 1995